UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

January 30, 2007

Date of Report (Date of earliest event reported)

SERVICE BANCORP, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	0-24935	04-3430806
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

81 Main Street, Medway, Massachusetts	02053
(Address of principal executive offices)	(Zip Code)

1-888-578-7282

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 30, 2007, the Board of Directors of Service Bancorp, Inc. (the “Company”) elected Stephen B. Lincoln as a Director of the Company for a term expiring in 2009. Mr. Lincoln also was elected as a Director of Strata Bank and Trustee of Service Bancorp, MHC. A copy of the Company’s January 31, 2007 press release announcing Mr. Lincoln’s election is filed as Exhibit 99.1 to this report and is incorporated by reference herein.

Mr. Lincoln was a patron of a charitable organization to which Strata Bank made a loan in 2002. Mr. Lincoln as well as many other patrons of the charitable organization at that time guaranteed the loan. The Company believes that such loan was made in the ordinary course of the Bank’s business, was made on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable loans with other similarly situated borrowers not related to the Bank, and did not involve more than the normal risk of collectibility or present other unfavorable features. The loan was fully repaid in accordance with its terms in 2005.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable

(b)	Pro Forma Financial Information.

Not applicable

(c)	Shell Company Transactions.

Not applicable

(d)	Exhibits.

99.1 Press Release dated January 31, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERVICE BANCORP, INC.

By:	/s/ Dana S. Philbrook
Dana S. Philbrook
Chief Financial Officer

Date: February 2, 2007

EXHIBIT INDEX

99.1	Press Release, dated January 31, 2007